                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   SEPTEMBER 30, 1996
                                                        ------------------

                               RAILAMERICA, INC.
                               -----------------
      (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



            0-20618                         65-0328006
    -----------------------       ---------------------------------
    (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)



                       RAILAMERICA, INC.
                     301 YAMATO ROAD, SUITE 1190
                     BOCA RATON, FLORIDA 33431                33431
               ---------------------------------------      ----------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)      (ZIP CODE)





     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (561) 994-6015
                                                         --------------
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ITEM 5. OTHER EVENTS

PRIVATE PLACEMENT OF COMMON STOCK.

Pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, the Company has completed a private placement of 1,250,000 shares of its Common Stock, par value $.001 per share ("Common Stock"), at a purchase price per share of $3.60 (aggregate proceeds of $4.5 million) (the "Private Placement Offering"). Certain registration rights were granted to the subscribers to the Private Placement Offering pursuant to the Subscription Agreements dated September 30, 1996.

First London Securities Corporation served as the exclusive placement agent in the Private Placement Offering and received the following compensation: (i) a placement fee equal to 5% of the gross proceeds raised; (ii) a nonaccountable expense fee equal to 1% of the gross proceeds raised; and (iii) warrants to purchase 125,000 shares of Common Stock, at an exercise price of $4.60 per share.

The foregoing is qualified in its entirety by the Exhibits attached hereto.



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 ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


 EXHIBITS
 --------
 10.1       Letter of Engagement between the Company and First London Securities
            Corporation dated September 13, 1996.

 10.2       Form of Subscription Agreement.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      RAILAMERICA, INC.





Date:  As of September 30, 1996    By: /s/ Gary O. Marino
                                      -------------------------------------
                                      Gary O. Marino, Chairman of the Board
                                      and Chief Executive Officer


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